 As filed with the Securities and Exchange Commission on August 13, 1999

                                                Registration No. 333-83081
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                                --------------
                         HOLLYWOOD CASINO CORPORATION
                and the Guarantors named in Footnote (1) below
         (Exact Name of Co-Registrants as Specified in their Charters)

                                --------------

  Delaware                 7011                          75-2352412
  (State or    (Primary Standard Industrial (I.R.S. Employer Identification No.)
    Other      Classification Code Number)
 Jurisdiction
      of
Incorporation
      or
Organization)

                                              William D. Pratt
  Two Galleria Tower, Suite    Executive Vice President, Secretary and General
            2200                                   Counsel
       13455 Noel Road                 Two Galleria Tower, Suite 2200
     Dallas, Texas 75240                       13455 Noel Road
       (972) 392-7777                        Dallas, Texas 75240
                                               (972) 392-7777
   (Address, Including Zip
 Code, and Telephone Number,     (Name and Address, Including Zip Code, and
 including Area Code, of Co-   Telephone Number, Including Area Code, of Agent
   Registrants' Principal                       For Service)
     Executive Offices)

                                --------------
                                With a copy to:
                            Michael A. Saslaw, Esq.
                          Weil, Gotshal & Manges LLP
                        100 Crescent Court, Suite 1300
                              Dallas, Texas 75201
                           Telephone: (214) 746-7700
                           Facsimile: (214) 746-7777

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                                   Proposed
                                                                   Maximum
                                               Proposed Maximum   Aggregate      Amount of
    Title of Each Class of       Amount to be      Offering        Offering     Registration
 Securities to be Registered      Registered    Price Per Unit     Price(2)        Fee(3)
--------------------------------------------------------------------------------------------
11  1/4% Senior Secured Notes
 due 2007....................    310,000,000    Not applicable   $310,000,000     $86,180
--------------------------------------------------------------------------------------------
Floating Rate Senior Secured
 Notes due 2006..............     50,000,000    Not applicable   $50,000,000      $13,900
--------------------------------------------------------------------------------------------
Senior Subordinated
 Guarantees(4)   ............         --              --              --             --
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) HWCC-Tunica, Inc., a Texas corporation (I.R.S. Employer Identification No. 75-2513808), and HWCC-Shreveport, Inc., a Louisiana corporation (I.R.S. Employer Identification No. 75-2734327).
(2) Estimated solely for the purpose of calculating the registration fee.

(3) Previously paid in connection with the original filing.
(4) The 11 1/4% Senior Secured Notes due 2007 and the Floating Rate Senior Secured Notes due 2006 are guaranteed by the Co-Registrants. No separate consideration will be paid in respect of the guarantees.

The Co-Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement thereafter shall become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

Hollywood Casino Corporation

  Hollywood Casino Corporation (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

  A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, provided that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Bylaws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the DGCL, as it currently exists or may hereafter be amended. In addition, the Restated Certificate provides that to the fullest extent permitted by the DGCL, as it currently exists or may hereafter be amended, no director of the Company will be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company.

  The above discussion of the Restated Certificate and Bylaws of the Company and of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate and Bylaws of the Company and the DGCL.

HWCC-Tunica, Inc.

  The Articles of Incorporation and the Bylaws of HWCC-Tunica, Inc., a Texas corporation ("Tunica"), provide for indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act ("TBCA"). Pursuant to Article 2.02-1 of the TBCA, Tunica has the power to indemnify its present and former directors and officers who are or were a party, or are threatened to be made a party, to any proceeding, by reason of their serving in such positions against expenses actually incurred in respect of any proceeding in which the director or officer was not found liable for willful intentional misconduct in the performance of his duty to Tunica. Such power to indemnify only exists if the person conducted himself in good faith, reasonably believed in the case of conduct in his official capacity as an officer or director was in Tunica's best interests and in all other cases, that his conduct was at least not opposed to Tunica's best interests and in the case of any criminal proceedings, had no reasonable cause to believe that his conduct was unlawful.

  Indemnification is not available if any such person has been adjudged to have been liable to Tunica or such person was found liable on the basis that personal benefit was improperly received by him, whether or not the personal benefit resulted from an action taken in the person's official capacity, unless and only to the extent the court in which such action was brought determines that, despite the adjudication of liability, but in view of all the circumstances, the person is reasonable and fairly entitled to indemnification for such expenses as the court shall deem proper.

  Tunica has the power to purchase and maintain insurance for such persons. The TBCA also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

  The above discussion of the Articles of Incorporation and Bylaws of Tunica and of Article 2.02-1 of the TBCA is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws of Tunica and the TBCA.

HWCC-Shreveport, Inc.

  The Articles of Incorporation and the Bylaws of HWCC-Shreveport, Inc., a Louisiana corporation ("Shreveport"), provide for the indemnification of directors and officers to the fullest extent permitted by the Louisiana Business Corporation Law ("LBCL"). Pursuant to Section 12:83 of the LBCL, Shreveport has the power to indemnify its present and former directors and officers who were or are a party, or are threatened to be made a party, to any proceeding, by reason of their serving in such positions, against expenses actually and reasonably believed to be in, or not opposed to, the best interests of Shreveport.

  Indemnification is not available if any such person has been adjudged to have been liable to Shreveport, unless and only to the extent the court in which such action was brought determines that, despite the adjudication of liability, but in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Shreveport has the power to purchase and maintain insurance for such persons. The LBCL also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

  The above discussion of the Articles of Incorporation and Bylaws of Shreveport and of Section 12:83 of the LBCL is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Bylaws of Shreveport and the LBCL.

ITEM 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits:

 Exhibit No.                             Description
 -----------                             -----------
     3.1     --Certificate of Incorporation of Hollywood Casino Corporation, as
               amended.(1)

     3.2     --Amended Bylaws of Hollywood Casino Corporation.(1)

     3.3     --Articles of Incorporation of HWCC-Tunica, Inc. (7)

     3.4     --Bylaws of HWCC-Tunica, Inc. (7)

     3.5     --Articles of Incorporation of HWCC-Shreveport, Inc.+

     3.6     --Bylaws of HWCC-Shreveport, Inc.+

     4.1     --Indenture among Hollywood Casino Corporation as Issuer, and
               HWCC-Shreveport, Inc., HWCC-Tunica, Inc. as Guarantors, and State
               Street Bank and Trust Company, as Trustee, dated as of May 19,
               1999.+

     4.2     --Security Agreement made by Hollywood Casino Corporation, as
               Debtor, to State Street Bank and Trust Company, as Trustee and
               Secured Party, dated as of May 19, 1999.+

     4.3     --Stock Pledge Agreement made by Hollywood Casino Corporation, as
               Pledgor, in favor of State Street Bank and Trust Company, as
               Trustee and Secured Party, dated as of May 19, 1999.+

     4.4     --Trademark Security Agreement made by Hollywood Casino
               Corporation, as Grantor, to State Street Bank and Trust Company, as Trustee and Secured Party, dated as of May 19, 1999.+

     4.5     --Escrow and Control Agreement by and among Hollywood Casino
               Corporation, State Street Bank and Trust Company, as Trustee and
               Escrow Agent, dated as of May 19, 1999.+

     4.6 --Control Agreement dated as of May 19, 1999 by and among Hollywood Casino Corporation and State Street Bank and Trust
               Company, as Trustee.+

     4.7     --Security Agreement made by HWCC-Tunica, Inc., as Debtor, to
               State Street Bank and Trust Company, as Trustee and Secured
               Party, dated as of May 19, 1999.+

     4.8     --First Leasehold Deed of Trust, Security Agreement, Assignment of
               Leases and Rents, Fixture Filing, and Financing Statement made by
               HWCC-Tunica, Inc. in favor of Phillip A. Poitevin, as Trustee for the benefit of State Street Bank and Trust Company, as Indenture
               Trustee, dated as of May 19, 1999.+

     4.9     --First Preferred Ship Mortgage made and given by HWCC-Tunica,
               Inc., as Mortgagor, in favor of State Street Bank and Trust
               Company, as Trustee and Mortgagee (relating to Vessel No.
               534006), dated as of May 19, 1999.+

     4.10 --Amended and Restated Promissory Note in the aggregate principal amount of $87,045,000 issued by HWCC-Tunica, Inc. to Hollywood
               Casino Corporation.+

     4.11    --Intercompany Security Agreement made by HWCC-Tunica, Inc., as
               Debtor, to Hollywood Casino Corporation, as Secured Party, and collaterally assigned to State Street Bank and Trust Company, as Trustee, dated as of May 19, 1999.+

     4.12    --Second Leasehold Deed of Trust, Security Agreement, Fixture
               Filing, and Financing Statement from HWCC-Tunica, Inc., as
               Grantor, in favor of Jim B. Tobhill, Trustee, for the benefit of Hollywood Casino Corporation, dated as of May 19, 1999.+

     4.13    --Collateral Assignment of Second Leasehold Deed of Trust,
               Security Agreement, Assignment of Leases and Rents, Fixture
               Filing and Financing Statement made by Hollywood Casino
               Corporation, as Mortgagee and Assignor, in favor of State Street
               Bank and Trust Company, as Trustee and Assignee, dated as of May
               19, 1999.+


 Exhibit No.                             Description
 -----------                             -----------
     4.14    --Second Preferred Ship Mortgage made by HWCC-Tunica., as
               Mortgagor, in favor of Hollywood Casino Corporation, as Mortgagee
               (relating to Vessel No. 534006), dated as of May 19, 1999.+

     4.15    --Assignment of Second Preferred Fleet Mortgage by Hollywood
               Casino Corporation, as Mortgagee and Assignor (relating to Vessel
               No. 534006) in favor of State Street Bank and Trust Company, as
               Trustee and Assignee, dated as of May 19, 1999.+

     4.16 --Promissory Note in the aggregate principal amount of $108 million issued by Hollywood Casino-Aurora, Inc. to Hollywood
               Casino Corporation, endorsed by Hollywood Casino Corporation, dated May 19, 1999.+

     4.17    --Intercompany Security Agreement dated as of May 19, 1999 made by
               Hollywood Casino-Aurora, Inc., as Debtor, to Hollywood Casino
               Corporation, as Secured Party, and collaterally assigned to State
               Street Bank and Trust Company, as Trustee.+

     4.18    --Mortgage, Leasehold Mortgage, Security Agreement, Assignment of
               Leases and Rents, Fixture Filing, and Financing Statement made by
               Hollywood Casino-Aurora, Inc., as Mortgagee, for the benefit of Hollywood Casino Corporation, as Mortgagee, dated as of May 19,
               1999.+

     4.19    --Collateral Assignment of Mortgage, Leasehold Mortgage, Security
               Agreement, Assignment of Leases and Rents, Fixture Filing and
               Financing Statement made by Hollywood Casino Corporation, as
               Mortgagee and Assignor, in favor of State Street Bank and Trust
               Company, as Trustee and Assignee, dated as of May 19, 1999.+

     4.20    --First Preferred Fleet Mortgage made and given by Hollywood
               Casino-Aurora, Inc., as Mortgagor, in favor of Hollywood Casino
               Corporation, as Mortgagee (relating to Vessel Nos. 993836, 993837 and 1029229), dated as of May 19, 1999.+

     4.21    --Assignment of First Preferred Fleet Mortgage by Hollywood Casino
               Corporation, as Mortgagee and Assignor (relating to Vessel Nos.
               993836, 993837 and 1029229) in favor of State Street Bank and
               Trust Company, as Trustee and Assignee, dated as of May 19,
               1999.+

     4.22    --Security Agreement made HWCC-Shreveport, Inc., as Debtor, to
               State Street Bank and Trust Company, as Trustee and Secured
               Party, dated as of May 19, 1999.+

     4.23    --A/B Exchange Registration Rights Agreement, dated as of May 19,
               1999, by and among Hollywood Casino Corporation, the Guarantors named therein and the Initial Purchases.+

     5.1     --Opinion of Weil, Gotshal & Manges LLP.*

     9.1 --Voting Trust Agreement dated as of December 29, 1998 by and among Jill Pratt LaFerney, formerly Jill A. Pratt, and John R.
               Pratt and Jack E. Pratt, Sr. (8)

     9.2 --Voting Trust Agreement dated as of December 29, 1998 by and among Shawn Denise Bradshaw and Michael Shannon Pratt and William
               D. Pratt, Sr. (8)

     9.3 --Voting Trust Agreement dated as of December 29, 1998 by and among Carolyn S. Hickey, Diana Pratt-Wyatt, formerly Diana L.
               Heisler, and Sharon A. Naftel, formerly Sharon R. Nash, and
               Edward T. Pratt III. (8)

    10.1     --Sixth Amendment to Employment Agreement dated January 1, 1998, between Hollywood Casino Corporation and Jack E. Pratt. (2)

    10.2     --Sixth Amendment to Employment Agreement dated January 1, 1998, between Hollywood Casino Corporation and Edward T. Pratt, Jr. (2)

    10.3     --Sixth Amendment to Employment Agreement dated January 1, 1998, between Hollywood Casino Corporation and William D. Pratt. (2)

    10.4     --Employment Agreement dated May 1, 1996, between Hollywood Casino
               Corporation and Edward T. Pratt III. (9)

 Exhibit No.                             Description
 -----------                             -----------
    10.5     --Agreement dated as of September 2, 1998 by and among Greate Bay
               Holdings Corp., GB Holdings, Inc., and GB Property Funding Corp.,
               on the one hand, and Greate Bay Casino Corporation, PHC
               Acquisition Corp., Lieber Check Cashing, LLC, Jack E. Pratt,
               William D. Pratt, Edward T. Pratt, Jr. and HCC, on the other.
               (11)

    10.6     --Development Agreement dated as of June 4, 1991, between the City of Aurora, Illinois and Hollywood Casino-Aurora, Inc. (3)

    10.7     --Management Services Agreement dated as of June 21, 1991, between
               Hollywood Casino-Aurora, Inc. and Greate Bay Casino Corporation
               (the "Management Services Agreement"). (3)

    10.8     --First Amendment to the Management Services Agreement dated as of
               May 14, 1992. (3)

    10.9     --Tax Sharing Agreement dated May 13, 1992, by and among Hollywood
               Casino Corporation, Hollywood Casino-Aurora, Inc. and Pratt Hotel
               Corporation ("PHC," now known as
               GBCC). (3)

    10.10    --Parking lease Agreement dated June 4, 1991, between the City of
               Aurora, Illinois and Hollywood Casino-Aurora, Inc. (3)

    10.11    --Purchase and Sale Agreement dated June 4, 1991, between the City of Aurora, Illinois and Hollywood Casino-Aurora, Inc. (3)

    10.12    --Technical Services Agreement dated February 21, 1992, between
               Hollywood Casino-Aurora, Inc. and Pratt Hotel Corporation (the
               "Technical Services Agreement"). (3)

    10.13    --First Amendment to the Technical Services Agreement dated May
               14, 1992. (3)

    10.14    --Rights Agreement, dated as of May 7, 1993 between Hollywood
               Casino Corporation and Continental Stock Transfer & Trust
               Company, as Rights Agent. (6)

    10.15    --Hollywood Casino Corporation Stock Option Plan. (1)

    10.16    --Agreement of Limited Partnership of Pratt Management, L.P. (6)

    10.17    --Ground Lease dated as of October 11, 1993 between R.M.
               Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as
               Tenant. (7)

    10.18    --Letter Agreement dated as of October 11, 1993 between R.M.
               Leatherman and Hugh M. Mageveney, III, as Landlord, and SRCT, as
               Tenant (relating to Ground Lease). (7)

    10.19    --Blanket Conveyance, Bill of Sale and Assignment and Assumption
               Agreement dated as of May 31, 1994 between SRCT and STP. (7)

    10.20    --Assignment of Lease and Assumption Agreement dated as of May 31,
               1994 between SRCT and STP (relating to Ground Lease). (7)

    10.21    --Consulting Agreement dated as of January 1, 1994 between Pratt
               Casino Corporation, as the Consultant, and HCT. (7)

    10.22    --Computer Services Agreement dated as of January 1, 1994 between
               STP and Advanced Casino Systems Corporation. (7)

    10.23    --North Island Center Expansion and Redevelopment Agreement dated
               June 12, 1995 between HCA, the Aurora Metropolitan Exposition,
               Auditorium and Office Building Authority and the City of Aurora.
               (1)

    10.24    --Hollywood Casino Corporation 1996 Long-Term Incentive Plan, as
               amended. (9)

    10.25    --Hollywood Casino Corporation 1996 Non-Employee Director Stock
               Plan. (9)


 Exhibit No.                             Description
 -----------                             -----------
    10.26    --General Partnership Interest Purchase Agreement dated as of
              April 1, 1997 by and between HWCC-Aurora Management, Inc. and PPI
              Corporation. (9)

    10.27    --Amended and Restated Joint Venture Agreement by and among
              Shreveport Paddlewheels, L.L.C., Sodak Louisiana, L.L.C. and
              HWCC-Louisiana, Inc. dated July 31, 1998. (11)

    10.28    --September 1998 Amendment to the July Amended and Restated Joint
              Venture Agreement. (11)

    10.29 --Employment Agreement dated as of May 11, 1998 by and between Hollywood Casino Corporation and Paul C. Yates. (8)

    10.30    --Amended and Restated Services Agreement dated as of October 1,
              1998 by and between Hollywood Casino Corporation and Pratt
              Management, L.P. (8)

    10.31    --Management and Administrative Services Agreement dated as of
              October 1, 1998 by and between Hollywood Casino Corporation and
              Greate Bay Casino Corporation. (8)

    10.32    --Membership Interest Purchase Agreement dated as of March 31,
              1999 by and among HWCC- Louisiana, Inc., Sodak Gaming, Inc. and
              Sodak Louisiana, L.L.C. (8)

    10.34    --Voting Agreement dated as of April 28, 1999 by and among Greate
              Bay Casino Corporation, Pratt Casino Corporation, PRT Funding
              Corp., New Jersey Management, Inc., Hollywood Casino Corporation and the Consenting Holders party thereto.(12)

    10.35 --Completion Capital Agreement dated as of August 10, 1999 by and among Hollywood Casino Shreveport, HWCC-Louisiana, Inc., HCS I,
              Inc., HCS II, Inc. and Hollywood Casino Corporation.*

    10.36 --Manager Subordination Agreement dated as of August 10, 1999 by and among State Street Bank and Trust Company, as trustee, HWCC-
              Shreveport, Inc. and Hollywood Casino Shreveport.*

    21.1     --Subsidiaries of Hollywood Casino Corporation.+

    23.1     --Consent of Deloitte & Touche LLP.+

    23.2     --Consent of Arthur Andersen LLP.+

    23.3     --Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

    25.1 --Statement of Eligibility and Qualification of State Street Bank and Trust Company, as trustee under the Indenture listed as
              Exhibit 4.1 hereto on Form T-1. (+)

    99.1     --Petition filed on October 8, 1998 in the District Court of
              Dallas County, Texas by Hollywood Casino Corporation and Greate
              Bay Casino Corporation ("Plaintiffs") against Arthur Andersen
              L.L.P., Richard L. Robbins, Michael E. Gamache, Daniel J. Meehan, and Brent A. Railsback ("Defendants") (5)

    99.2     --Form of Letter of Transmittal.+

    99.3     --Form of Notice of Guaranteed Delivery.+

--------

+    Previously filed.

*    Filed herewith.

(1) Incorporated by reference from the exhibit shown in parenthesis to Form S-1 Registration Statement (Registration 33-58732) for Hollywood Casino Corporation as filed with the SEC on May 27, 1993.

(2) Incorporated by reference from the exhibit shown in parenthesis filed in Hollywood Casino Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(3) Incorporated by reference from the exhibit shown in parenthesis to that Registration Statement on Form 10 filed with the SEC on May 28, 1992 by PRT Corporation (now know as Hollywood Casino Corporation).

(4) Incorporated by reference from the exhibit shown in parenthesis to that Registration Statement on Form 10, as amended, filed with the SEC on August 13, 1992 by Hollywood Casino Corporation.

(5) Incorporated by reference from the exhibit shown in parenthesis to the Form 8-K for Hollywood Casino Corporation as filed with the SEC on October 22, 1998.

(6) Incorporated by reference from the exhibit shown in parenthesis to Form S-1 Registration Statement (Registration No. 33-77502) for Hollywood Casino Corporation as filed with the SEC on April 8, 1994.

(7) Incorporated by reference from the exhibits filed in parenthesis to Form S-1 Registration Statement (Registration No. 33-82182) for HWCC-Tunica, Inc. as filed with the SEC on September 29, 1994.

(8) Incorporated by reference from the exhibits filed in Hollywood Casino Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

(9) Incorporated by reference from the exhibits filed in Hollywood Casino Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(10) Incorporated by reference from the exhibits filed in Hollywood Casino Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 as filed with the SEC on August 13, 1997.

(11) Incorporated by reference to the exhibits filed in Hollywood Casino Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 as filed with the SEC on November 13, 1998.

(12) Incorporated by reference to the exhibits filed in Hollywood Casino Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed with the SEC on May 12, 1999.

  (b) Financial Statement Schedules:

    All schedules have been omitted since the required information is either not present or not in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or notes thereof.

ITEM 22. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Co-Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
      Item 20 above, or otherwise, the Co-Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Co-Registrants of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 13, 1999.

                                          HOLLYWOOD CASINO CORPORATION

                                          By:        /s/ PAUL C. YATES
                                              ---------------------------------

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chief Executive Officer      August 13, 1999
--------------------------------------  and Director
            Jack E. Pratt

                  *                    Vice President, Treasurer    August 13, 1999
--------------------------------------  and Director
         Edward T. Pratt, Jr.

                  *                    Executive Vice President,    August 13, 1999
--------------------------------------  Secretary, General
           William D. Pratt             Counsel and Director

                  *                    President, Chief Operating   August 13, 1999
--------------------------------------  Officer and Director
         Edward T. Pratt III

          /s/ PAUL C. YATES            Executive Vice President     August 13, 1999
--------------------------------------  and Chief Financial
            Paul C. Yates               Officer

                  *                    Vice President--Finance      August 13, 1999
--------------------------------------  and Principal Accounting
        Charles F. LaFrano III          Officer

                  *                    Director                     August 13, 1999
--------------------------------------
          James A. Colquitt

                  *                    Director                     August 13, 1999
--------------------------------------
         Theodore H. Strauss

                  *                    Director                     August 13, 1999
--------------------------------------
         Oliver B. Revell III

*By:      /s/ PAUL C. YATES
     ---------------------------------
            Paul C. Yates
           Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on August 13, 1999.

                                          HWCC-TUNICA, INC.

                                          By:        /s/ PAUL C. YATES
                                              ---------------------------------

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chief Executive Officer      August 13, 1999
--------------------------------------  and Director
            Jack E. Pratt

                  *                    Director                     August 13, 1999
--------------------------------------
         Edward T. Pratt, Jr.

                  *                    Executive Vice President,    August 13, 1999
--------------------------------------  Secretary, General
           William D. Pratt             Counsel and Director

                  *                    President and Director       August 13, 1999
--------------------------------------
         Edward T. Pratt III

                  *                    Vice President of            August 13, 1999
--------------------------------------  Operations
           John R. Osborne

          /s/ PAUL C. YATES            Executive Vice President     August 13, 1999
--------------------------------------  and Chief Financial
            Paul C. Yates               Officer

                  *                    Vice President, Assistant    August 13, 1999
--------------------------------------  Secretary and Principal
        Charles F. LaFrano III          Accounting Officer

*By:      /s/ PAUL C. YATES
     ---------------------------------
            Paul C. Yates
           Attorney-in-fact

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on August 13, 1999.

                                          HWCC-SHREVEPORT, INC.

                                          By:        /s/ PAUL C. YATES
                                              ---------------------------------


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chief Executive Officer      August 13, 1999
--------------------------------------  and Director
            Jack E. Pratt

                  *                    Director                     August 13, 1999
--------------------------------------
         Edward T. Pratt, Jr.

                  *                    Executive Vice President,    August 13, 1999
--------------------------------------  Secretary, General
           William D. Pratt             Counsel and Director

                  *                    President                    August 13, 1999
--------------------------------------
         Edward T. Pratt III

          /s/ PAUL C. YATES            Executive Vice President     August 13, 1999
--------------------------------------  and Chief Financial
            Paul C. Yates               Officer

                  *                    Vice President, Assistant    August 13, 1999
--------------------------------------  Secretary and Principal
        Charles F. LaFrano III          Accounting Officer

*By:      /s/ PAUL C. YATES
     ---------------------------------
            Paul C. Yates
           Attorney-in-fact